UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2009

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South
Las Vegas, Nevada		89109
(Address of principal executive offices of each registrant)		(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On December 7, 2009, Marc D. Schorr, Chief Operating Officer of Wynn Resorts, Limited (the “Company”), through his family trust, entered into a Rule 10b5-1 trading plan (the “Trading Plan”) to sell up to 9,200 shares of the Company’s common stock concurrent with the vesting of 25,000 shares of the Company’s common stock which Mr. Schorr’s family trust received pursuant to a Restricted Stock Agreement dated as of February 3, 2005 by and between the Company and Mr. Schorr.  Mr. Schorr has advised the Company that the proceeds from the sale of the shares will be used primarily to pay federal tax withholding obligations resulting from the vesting of the 25,000 shares of common stock, and brokerage commissions associated with the sale.

The Trading Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     December 11, 2009

WYNN RESORTS, LIMITED

By:	/s/ Kim Sinatra
Name:	Kim Sinatra
Title:	Senior Vice President, General Counsel and Secretary